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                                                            Exhibit 99.3

                      FEDERAL DEPOSIT INSURANCE CORPORATION

                                WASHINGTON, D.C.

                                 )
In the Matter of                 )  ORDER TO CEASE AND DESIST
                                 )
DORAL BANK                       )         FDIC-06-043b
CATANO, PUERTO RICO              )
                                 )
(INSURED STATE NONMEMBER BANK)   )
                                 )

DORAL BANK, CATANO, PUERTO RICO ("Insured Institution"), having been advised of its right to a Notice of Charges and of Hearing detailing the unsafe or unsound banking practices alleged to have been committed by the Insured Institution and of its right to a hearing on the alleged charges under section 8(b)(1) of the Federal Deposit Insurance Act ("Act"), 12 U.S.C. Section 1818(b)(1), and having waived those rights, entered into a STIPULATION AND CONSENT TO THE ISSUANCE OF AN ORDER TO CEASE AND DESIST ("CONSENT AGREEMENT") with counsel for the Federal Deposit Insurance Corporation ("FDIC"), dated March 16, 2006, whereby solely for the purpose of this proceeding and without admitting or denying the alleged charges of unsafe or unsound banking practices the Insured Institution consented to the issuance of an ORDER TO CEASE AND DESIST ("ORDER") by the FDIC.

     The FDIC considered the matter and determined that it had reason to believe that the Insured Institution failed to properly

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account for and document certain mortgage loan transactions and thereby had engaged in unsafe or unsound banking practices. The FDIC, therefore, accepted the CONSENT AGREEMENT and issued the following:

                            ORDER TO CEASE AND DESIST

     IT IS HEREBY ORDERED that the Insured Institution, its directors, officers, employees, agents, and other institution-affiliated parties (as that term is defined in Section 3(u) of the Act, 12 U.S.C. Section 1813(u)), and its successors and assigns cease and desist from operating in contravention of certain provisions of the Interagency Guidelines Establishing Standards for Safety and Soundness set forth at Appendix A to Part 364 of the FDIC's Rules and Regulations, 12 C.F.R. Part 364, Appendix A.

     IT IS FURTHER ORDERED that the Insured Institution, its institution-affiliated parties, and its successors and assigns take affirmative action as follows:

                               MORTGAGE PORTFOLIOS

     1. Within 30 days of this ORDER, the Insured Institution's board of directors shall engage an independent consultant acceptable to the Regional Director of the FDIC's New York Regional Office ("Regional Director") to conduct a review of the (i) mortgage loans on the balance sheet of the Insured


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Institution as of the effective date of this ORDER; (ii) mortgage loans sold by the Insured Institution with recourse, if any, as of the effective date of this ORDER, except for conforming loans sold to FNMA, FHLMC, and GNMA; and (iii) any mortgage loans that, as a result of a change in the accounting treatment of the Insured Institution's mortgage sale transactions with other financial institutions or entities, are subsequently included as assets on the balance sheet of the Insured Institution (collectively, the "Mortgage Portfolio"); and to prepare a written report that includes findings and recommendations (the "Mortgage Portfolio Review"). Prior to the commencement of the Mortgage Portfolio Review, the Insured Institution shall submit an engagement letter with the independent consultant to the Regional Director for approval. The terms of the engagement letter shall provide that the independent consultant will submit its written report within 60 days of its engagement and will provide a copy of its report to the Regional Director at the same time that it is provided to the Insured Institution.

     2. Within 30 days after the Insured Institution's receipt of the Mortgage Portfolio Review report, the Insured Institution shall submit an acceptable written plan to the Regional Director describing specific actions that the board of directors proposes to take, with timeframes for completion, to fully address the findings and recommendations of the Mortgage Portfolio Review


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report.

     3. The Insured Institution shall identify any mortgage portfolio transaction with another financial institution or entity that was originally accounted for as a purchase of the mortgage portfolio by the Insured Institution and was subsequently reclassified as a commercial loan to the other financial institution or entity (for which the mortgage portfolio serves as collateral). With respect to each such mortgage portfolio transaction, the Insured Institution shall submit to the Regional Director a report that:

          (a) Demonstrates that the Insured Institution possesses complete, accurate and legally enforceable documentation that describes in detail the true nature of the underlying transactions (including the Insured Institution's or entity's legal claim to the underlying collateral);

          (b) Includes an assessment of the overall asset quality of the underlying collateral; and

          (c) Explains the expected cash flows associated with the reclassified transactions (including servicing fees and repayments of principal on the mortgages in the mortgage portfolio).

          The Insured Institution shall submit a report for each reclassified mortgage portfolio to the Regional Director within 15 days of this ORDER or within 15 days after the


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reclassification of such mortgage portfolio, whichever occurs later. With respect to the information called for in subparagraph (b), the report shall be supplemented within 30 days after submission of the initial report with any additional information received from the owner or servicer of the mortgage portfolio, which the Insured Institution has promptly and diligently requested.

                         POLICIES AND PROCEDURES REPORT

     4. Within 30 days of this ORDER, the Insured Institution shall submit to the Regional Director a report summarizing recommendations made by independent consultants or counsel or by internal audit since June 2004 to revise the Insured Institution's policies, procedures, plans, and programs. The report shall, at a minimum, indicate the status of recommended policies, procedures, plans, and programs, including but not limited to, approval by the Insured Institution's board of directors, plans for approval by the Insured Institution's board of directors, implementation, schedule for implementation, and, if applicable, the basis for rejecting any recommendations by management or the board of directors.

                                  CAPITAL PLAN

     5. Within 45 days of this ORDER, the Insured Institution shall submit to the Regional Director an acceptable written


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capital plan. The plan shall be designed to ensure that an adequate capital position is maintained by the Insured Institution in light of the reclassification of any mortgage portfolio. The plan shall, at a minimum, address, consider, and include:

          (a) The Insured Institution's current and future capital requirements, including compliance with the Capital Maintenance Requirement set forth in Part 325 of the FDIC's Rules and Regulations, 12 C.F.R. Part 325, and the Statement of Policy on Risk-Based Capital as set forth in Appendix A to Part 325 of the FDIC's Rules and Regulations, 12 C.F.R. Part 325, Appendix A;

          (b) The adequacy of capital at the Insured Institution, taking into account the volume of adversely classified credits, concentrations of credit, adequacy of loan loss reserves, current and projected growth of assets, and projected retained earnings;

          (c) The volume of problem or volatile assets held by the Insured Institution that could require the maintenance of higher capital levels;

          (d) The source and timing of additional funds to fulfill the Insured Institution's future capital requirements;

          (e) Procedures for the Insured Institution to notify the Regional Director, in writing, within ten (10) days of the end of any calendar quarter that the Insured Institution's capital ratios (Tier 1 leverage, Tier 1 risk-based, or total


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risk based) fall below the plan's minimum capital requirements and to submit to the Regional Director an acceptable written plan that details the steps the Insured Institution will take to increase its capital ratios above the plan's minimum capital requirements within thirty (30) days of such calendar quarter-end date.

          (f) The Insured Institution may comply with the requirements of this Paragraph 5 by submitting a copy of a capital plan prepared by its parent holding company for the consolidated enterprise provided that the plan includes a separate and distinct plan for the Insured Institution.

                           LIQUIDITY CONTINGENCY PLAN

     6. Within 45 days of this ORDER, the Insured Institution shall submit to the Regional Director an acceptable, updated written plan to provide for the maintenance of an adequate liquidity position. The plan shall, at a minimum, address, consider, and include:

          (a) Maintenance of sufficient liquidity to meet current contractual liability maturities without incurring any additional unsecured debt and to meet unanticipated demands;

          (b) Appropriate measures for monitoring the Insured Institution's liquidity position, including quantitative guidelines to establish adequate coverage of volatile liabilities by liquid assets; and


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          (c) Submission to the board of directors of periodic written reports documenting the Insured Institution's progress in complying with the plan; such reports shall include, but not be limited to, (i) a complete review of the Insured Institution's then-current position in meeting targeted liquidity thresholds; (ii) a schedule of anticipated sources and uses of funds projected for the future; (iii) an analysis of strategies or steps taken during the reporting period to address deviations from the plan; and (iv) a discussion of contingency plans if actual sources or uses of funds vary materially from projections.

                            DEBT AND STOCK REDEMPTION

     7. (a) The Insured Institution shall provide advance informational notice to the Regional Director before the Insured Institution directly or indirectly increases, restructures, or repurchases its unsecured capital debt, if any, including but not limited to its senior notes or bonds, if any. All notices shall contain, but not be limited to, a written statement regarding the purpose of the debt or other transaction, the terms of the transaction, the planned source(s) for repayment, and an analysis of the cash flow resources available to meet repayment obligations. Notices shall be provided as soon as practicable, but not less than 10 days prior to the transaction.

          (b) The Insured Institution shall not, directly or indirectly, purchase or redeem any shares of its stock without


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the prior written approval of the Regional Director pursuant to Section 18(i) of the Act, 12 U.S.C. Section 1828(i).

                                DIVIDEND PAYMENT

     8. (a) While this ORDER is in effect, the Insured Institution shall not declare or pay dividends or any other form of payment representing a reduction in capital without the prior written approval of the Regional Director. All requests for prior approval shall be received at least 30 days prior to the proposed dividend declaration date (at least 5 days with respect to any request filed within the first 30 days after the date of this Order) and shall contain, but not be limited to, an analysis of the impact such dividend or other payment would have on the Insured Institution's capital position, cash flow, concentrations of credit, asset quality and allowance for loan and lease loss needs. The Regional Director will approve a dividend or any other form of payment representing a reduction in capital provided that the Regional Director determines that such dividend or payment will not have an unacceptable impact on the Insured Institution's capital position, cash flow, concentrations of credit, asset quality and allowance for loan and lease loss needs.

          (b) During the term of this ORDER, the Insured Institution shall not make any distributions of interest, principal or other sums on subordinated debentures, if any, without the prior written approval of the Regional Director.


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                             RESTRICTED TRANSACTIONS

     9. (a) The Insured Institution shall not, directly or indirectly, enter into, participate, or in any other manner engage in any of the following transactions with any affiliate without the prior written approval of the Regional Director: (i) a loan or extension of credit to the affiliate; (ii) a purchase of or an investment in securities issued by the affiliate; (iii) a purchase of assets, including assets subject to an agreement to repurchase, from the affiliate; (iv) the acceptance of securities issued by the affiliate as collateral security for a loan or extension of credit to any person or company;
(v) the issuance of a guarantee, acceptance, or letter of credit, including an endorsement or standby letter of credit, on behalf of an affiliate; (vi) the sale of securities or other assets to an affiliate, including assets subject to an agreement to repurchase; (vii) the payment of money or furnishing of services to an affiliate under contract, lease or otherwise; (viii) any transaction in which an affiliate acts as agent or broker or receives a fee for its services to the Insured Institution; (ix) any transaction or series of transactions with a third party (a) if an affiliate has a financial interest in the third party, or
(b) an affiliate is a participant in such transaction or series


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of transactions. For purposes of this paragraph 9(a), any transaction by the
Insured Institution with any person or entity shall be deemed to be a transaction with an affiliate of the Insured Institution if any of the proceeds of the transaction are used for the benefit of, or transferred to, such affiliate.

          (b) Within ten (10) days following the end of each month, the Insured Institution shall submit a report to the Regional Director summarizing all transactions of the type described in subparagraph (a)(i)-(ix) above between and among the Insured Institution, its holding company, and any of its affiliates within the month.

          (c) The Insured Institution shall not, directly or indirectly, enter into, participate, or in any other manner engage in any transaction with any Insider without the prior written approval of the Regional Director.

          (d) For the purposes of this paragraph 9: (i) "affiliate" shall be defined as set forth in section 23A(b)(1) of the Federal Reserve Act (12 U.S.C. Seciton 371c(b)(1)); (ii) "Insider" shall include any of the Insured Institution's current or former executive officers, directors, principal shareholders, members of their immediate families, related interests thereof, or persons acting on their behalf; (iii) "immediate family" shall be defined as set forth in section 225.41(b)(3) of Regulation Y of the Board of Governors (12 C.F.R. 225.41(b)(3)); (iv) "related interest" shall be defined as set forth in section 215.2(n) of Regulation O


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of the Board of Governors (12 C.F.R. 215.2(n)); (v) "transaction" shall include, but not be limited to, the transfer or payment of cash, the transfer, contribution, sale or purchase of any other asset, the direct or indirect payment of any expense or obligation, the direct or indirect assumption of any liability, the provision of any service, the payment of a management or service fee of any nature, any extension of credit, any overdraft, or any advance; and
(vi) "extension of credit" shall be defined as set forth in section 215.3 of Regulation O of the Board of Governors (12 C.F.R. 215.3). Notwithstanding the foregoing definition of "transaction," for the purposes of paragraph 9(c), "transaction" shall not include: (1) the payment of fees and salaries to directors and officers and the reimbursement of expenses, including but not limited to the expenses of legal counsel paid pursuant to approval by the Insured Institution's board of directors in accordance with the Insured Institution's bylaws and in compliance with 12 U.S.C. Section 1828k and 12
C.F.R. section 359.5, provided that similar types and amounts of payments and reimbursements have previously been made and fully documented in the Insured Institution's books and records; (2) the provision of any unpaid services to the Insured Institution by any officer, director, or employee of the Insured Institution; and (3)banking transactions between directors and officers and members of their immediate families on the one hand and the Insured Institution on the other hand which are in the


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normal course of business and are consistent with banking transactions offered by the Insured Institution to members of the general public.

          (e) Any request for prior approval pursuant to paragraph 9(a) and (c) above shall be submitted in writing to the Regional Director at least fifteen
(15) days prior to the proposed transaction, and shall include a complete and detailed description of the proposed transaction.

                               REGULATORY REPORTS

     10. The Insured Institution shall continue to file regulatory reports and shall promptly file amended regulatory reports to correct any reports filed in 2002, 2003, 2004 and 2005 that are determined to contain material errors. For purposes of this paragraph, "material" means a qualitative characteristic of accounting information which is defined in Financial Accounting Standards Board Concepts Statement No. 2 as "the magnitude of an omission or misstatement of accounting information that, in the light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would have been changed or influenced by the omission or misstatement." The Insured Institution shall maintain sufficient records to indicate how each report was prepared and shall retain such records for subsequent supervisory review.


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     11. The Insured Institution shall take steps to ensure that all balance sheet and income statements and general ledger and subsidiary ledger accounts are reconciled on at least a monthly basis and that the Insured Institution's internal audit unit periodically reviews the Insured Institution's procedures for the preparation of regulatory reports to monitor adherence to the Insured Institution's policies, GAAP, and regulatory guidance.

                 APPROVAL, IMPLEMENTATION, AND PROGRESS REPORTS

     12. (a) The Insured Institution shall submit an engagement letter and written plans, programs, policies, and procedures that are acceptable to the Regional Director within the applicable time periods set forth in paragraphs 1, 2, 5 and 6 of this ORDER. The Insured Institution shall adopt the approved plans, programs, policies, and procedures within 10 days of approval by the Regional Director. During the term of this ORDER, the approved plans, programs, policies, and procedures shall not be amended or rescinded without the prior written approval of the Regional Director.

          (b) Once adopted, the Insured Institution shall take immediate steps to implement the approved plans, programs, policies, and procedures and thereafter shall continue to fully comply with the approved plans, programs, policies, and procedures.


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     13. Within 30 days after the end of each calendar quarter following the date of this ORDER, the board of directors shall furnish to the Regional Director written progress reports detailing the form and manner of all actions taken to secure compliance with this ORDER and the results thereof. Such reports may be discontinued when the corrections required by this ORDER have been accomplished and the Regional Director has, in writing, released the Insured Institution from making further reports.

                                  MISCELLANEOUS

     The provisions of this ORDER shall be binding upon the Insured Institution, its directors, officers, employees, agents, successors, assigns, and other institution-affiliated parties of the Insured Institution.

     The provisions of this ORDER shall not bar, estop or otherwise prevent the FDIC, or any other federal or state or commonwealth agency from taking any other action affecting the Insured Institution or any of their current or former institution-affiliated parties and their successors and assigns.

     This ORDER shall become effective upon its issuance.

     The provisions of this ORDER shall remain effective and enforceable except to the extent that, and until such time as, any provisions of this ORDER shall have been modified, terminated, suspended, or set aside by the FDIC.


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Pursuant to delegated authority.

Dated: March 16th, 2006

                                        /s/ Doreen R. Eberley
                                        ----------------------------------------
                                        Doreen R. Eberley
                                        Deputy Regional Director


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       ADOPTION AND APPROVAL BY THE COMMISSIONER OF FINANCIAL INSTITUTIONS

     The Commissioner of Financial Institutions for the Commonwealth of Puerto Rico (the "Commissioner"), in the exercise of his powers under the Puerto Rico Banking Act and under the Financial Institutions Commissioner's Office Act, hereby adopts and approves the foregoing ORDER.

     The Commissioner and Doral Bank, Catano, Puerto Rico (the "Bank"), agree that upon issuance of the said ORDER by the Federal Deposit Insurance Corporation such ORDER shall be binding as between the Bank and the Commissioner with the same legal effect and to the same degree that such ORDER would be binding on the Bank if the Commissioner had issued a separate ORDER, pursuant to the provisions of Section 28 of the Banking Act, Title 7 of the Laws of Puerto Rico Annotated Section 151, that included and incorporated all of the provisions of the foregoing ORDER.

     The Commissioner and the Bank further agree that the provisions of this ORDER shall remain effective and enforceable by the Commissioner against the Bank except to the extent that, and until such time as, any provisions of this ORDER shall have been modified, terminated, suspended, or set aside by the Commissioner.

     In San Juan, Puerto Rico, on March 16, 2006

/s/ Alfredo Padilla
-------------------------------------
Alfredo Padilla
Commissioner of Financial Institutions


Acknowledged:
Doral Bank


By:  Antonio Faria
    ---------------------------------
Title Chief Executive Officer
      -------------------------------


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